FOR FURTHER INFORMATION: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com
Press Release

Photronics Announces Preliminary Financial Results
for the First Quarter of Fiscal 2014

BROOKFIELD, Connecticut February 10, 2014 — Photronics, Inc. (Nasdaq:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, announced preliminary financial results for the first quarter of fiscal 2014.

     Photronics expects revenues for the first quarter ended February 2, 2014 will be approximately $101.5 million compared with previous guidance announced on December 11, 2013 of $103 million to $107 million. As a result of the lower-than-expected revenue, Photronics expects that earnings per diluted share, exclusive of any Taiwan JV transaction costs, for the first fiscal quarter will be in the range of $0.03 to $0.04 compared with previous guidance in the range of $0.06 to $0.10. Photronics plans to provide guidance for the second quarter of fiscal 2014 during its regularly scheduled first quarter fiscal 2014 financial results conference call scheduled for February 19, 2014.

     "We expect that our first quarter revenue and EPS will be lower than previously anticipated as a result of a number of factors, including a slower than projected post-holiday recovery in our mainstream business in the U.S. and Europe, a delayed ramp in our high-end memory, and the absence of a pre-Lunar New Year pull-in in Taiwan. On the positive side, our Korean IC business was stronger sequentially. We continue to expect that the strength of our technology, our financial position and our deep customer relationships will lead to solid growth for the year," stated Constantine ("Deno") Macricostas, Photronics' chairman and chief executive officer.

     "Looking longer term, we are confident in our ability to capitalize on our leadership position in high-end capability to deliver long-term growth and profitability," concluded Macricostas.

     Photronics plans to announce its fiscal first quarter 2014 financial results at 4:30 p.m. Eastern Time on Tuesday, February 18, 2014 and host a conference call with investors to discuss these results at 8:30 a.m. Eastern Time on Wednesday, February 19, 2014. The live dial-in number is (408) 774-4601. The call can also be accessed by logging onto Photronics' web site at www.photronics.com.

# # #

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors as well as decisions we may make in the future regarding our business, capital structure and other matters. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.

03-2014